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Exhibit 99.2

CONTACTS:
Shelly Doran	317.685.7330 Investors
Les Morris	317.263.7711 Media

FOR IMMEDIATE RELEASE

SIMON PROPERTY GROUP REPORTS THIRD QUARTER RESULTS AND
ANNOUNCES 33% INCREASE IN QUARTERLY DIVIDEND FROM $0.60 to $0.80 PER SHARE

        Indianapolis, Indiana—November 1, 2010...Simon Property Group, Inc. (the "Company" or "Simon") (NYSE:SPG) today announced results for the quarter ended September 30, 2010.

        Net income attributable to common stockholders was $230.6 million, or $0.79 per diluted share, in the third quarter of 2010 as compared to $105.5 million, or $0.38 per diluted share, in the prior year period. Third quarter 2010 results reflect the impact of transaction expenses of $47.6 million, or $0.14 per share, as well as the following transactions:

  •
  In July, the Company sold its interests in a European joint venture resulting in a gain of $281.3 million, or $0.80 per diluted share.

  •
  In August, the Company completed the successful tender of $1.3 billion of unsecured debt resulting in a loss on extinguishment of debt of $185.1 million, or $0.53 per diluted share.

        Funds from Operations ("FFO") as adjusted was $503.6 million, or $1.43 per diluted share, in the third quarter of 2010 as compared to $473.1 million, or $1.38 per diluted share, in the prior year period. FFO as adjusted reflects the impact of the above-described transaction expenses of $0.14 per share, but excludes the gain on sale of interests in a European joint venture of $0.80 per share and the debt extinguishment charge of $0.53 per share. FFO including the debt extinguishment charge was $318.5 million, or $0.90 per diluted share.

        "I am very pleased with our quarterly results and with today's significant dividend increase," said David Simon, Chairman and Chief Executive Officer. "Operating performance was strong as our U.S. regional mall and Premium Outlet portfolio generated comparable property net operating income growth of 3.6% in the third quarter. Our tenants also experienced a strong 10.6% increase in sales in the quarter as compared to the third quarter of 2009."

        "It was also an eventful quarter, with the completion of several significant transactions including the acquisition of the Prime Outlets portfolio and the sale of our interests in Simon Ivanhoe. In addition, we continued enhancing our conservative balance sheet with the August $1.3 billion senior unsecured notes tender and $900 million notes issuance, extending the duration of our senior notes portfolio while decreasing the weighted average interest."

U.S. Operational Statistics(1)

	As of September 30, 2010	As of September 30, 2009
Occupancy(2)	93.6%	92.8%
Comparable Sales per Sq. Ft.(3)	$483	$449
Average Rent per Sq. Ft.(2)	$38.69	$38.35

(1)
Combined information for U.S. regional malls and U.S. Premium Outlets. Does not include information for properties owned by SPG-FCM (the Mills portfolio) or the properties included in the Prime Outlets Acquisition Company transaction.

(2)
Represents mall stores in regional malls and all owned gross leasable area in Premium Outlets.

(3)
Rolling 12 month comparable sales per square foot for mall stores less than 10,000 square feet in regional malls and all owned gross leasable area in Premium Outlets.

Dividends

        Today the Company announced that the Board of Directors approved the declaration of a quarterly common stock dividend of $0.80 per share, an increase of 33%. This dividend is payable on November 30, 2010 to stockholders of record on November 16, 2010.

        The Company also declared the quarterly dividend on its 8 3/8% Series J Cumulative Redeemable Preferred (NYSE:SPGPrJ) Stock of $1.046875 per share, payable on December 31, 2010 to stockholders of record on December 17, 2010.

Acquisitions

        On August 30th, the Company announced the completion of its transaction with Prime Outlets Acquisition Company and certain of its affiliated entities ("Prime"). The Prime transaction consists of 21 outlet center properties, including the Barceloneta, Puerto Rico outlet center which Simon acquired in May of this year. As of September 30, 2010, the centers were 94.7% occupied with average base rents of $24.52 per square foot, and they generated sales per square foot of $406.

        The completed transaction was valued at approximately $2.3 billion including the assumption of approximately $1.2 billion of existing mortgage debt.

        In connection with the transaction, the Company signed a proposed Consent Agreement with the Staff of the Federal Trade Commission ("FTC"). The Consent Agreement is subject to review and approval by the Commissioners of the FTC.

Dispositions

        On July 15th, the Company and Ivanhoe Cambridge completed the sale of their interests in Simon Ivanhoe to Unibail-Rodamco. The Company and Ivanhoe Cambridge each owned 50% interests in Simon Ivanhoe, which owns seven shopping centers in France and Poland. Simon and Ivanhoe Cambridge received consideration of €715 million for their interests. Simon recorded a gain on this transaction of $281.3 million in the third quarter.

        Simon and Ivanhoe Cambridge entered into a joint venture with Unibail-Rodamco to pursue the development of four new retail projects in France. The Company has a 25% interest in this venture with the ability to determine, on a project by project basis, whether to retain its ownership interest in each project.

Capital Markets

        On August 9th, the Company commenced an any and all cash tender offer for three issues of outstanding senior unsecured notes of its operating partnership subsidiary, Simon Property Group, L.P., or SPGLP, maturing in 2013 and 2014. On August 17th, the Company announced that approximately $1.33 billion of notes were tendered and accepted for purchase. These notes had a weighted average remaining duration of 3.5 years and a weighted average coupon of 6.06%. A $185.1 million charge to earnings and FFO was recorded in August of 2010 in connection with this transaction.

        Also, on August 9th, the Company announced the sale by SPGLP of $900 million of senior unsecured notes in an underwritten public offering. The offering consisted of $900 million of 4.375% notes due 2021. The notes were priced at 99.605% of the principal amount to yield 4.42% to maturity. This was the lowest coupon for a 10-year REIT bond offering in history. Net proceeds from the offering were used to partially fund the cash purchase of the senior unsecured notes tendered.

        The aggregate result of the tender offer, combined with the sale of unsecured notes, was an extension of the duration of our senior notes portfolio from 6.8 years to 7.5 years and a decrease in the weighted average interest rate of the Company's bond portfolio.

        As of September 30, 2010, the Company had approximately $1.3 billion of cash on hand, including its share of joint venture cash, and an additional $3 billion of available capacity on SPGLP's corporate credit facility.

Development Activity

        The 100% leased, 62,000 square foot expansion of Toki Premium Outlets in Toki, Japan, opened on July 14, 2010. The Company owns a 40% interest in this center.

        During the third quarter, construction started on two upscale outlet centers:

  •
  Johor Premium Outlets, a 175,000 square foot center located in Johor, Malaysia. The center is located one hour's drive from Singapore and is projected to open in November of 2011. The Company owns 50% of this center in a joint venture with the Genting Group.

  •
  Merrimack Premium Outlets in Merrimack, New Hampshire. This 380,000 square foot center is located one hour north of metropolitan Boston and is projected to open in June of 2012. The Company owns 100% of this center.

        Construction continues on the following projects:

  •
  A 116,000 square foot expansion of Houston Premium Outlets in Cypress (Houston), Texas. The expansion will be anchored by Saks Fifth Avenue Off 5th and is scheduled to be completed in November of 2010. The Company owns 100% of this center.

  •
  A 70,000 square foot expansion of Las Vegas Outlet Center in Las Vegas, Nevada, expected to open in March of 2011. The Company owns 100% of this center.

  •
  Paju Premium Outlets, a new 328,000 square foot upscale outlet center with approximately 160 shops, located north of Seoul, South Korea. This will be the Company's second Premium Outlet Center in South Korea and is expected to open in April of 2011. The Company owns a 50% interest in this project.

  •
  A 52,000 square foot expansion of Tosu Premium Outlets in Fukuoka, Japan, expected to open in July of 2011. The Company owns a 40% interest in this project.

2010 Guidance

        Today the Company provided updated guidance for 2010, estimating that FFO as adjusted will be within a range of $5.90 to $5.95 per diluted share for the year ending December 31, 2010, an increase of $0.13 in the low end and an increase of $0.08 in the high end of guidance provided on July 30, 2010. FFO as adjusted excludes the loss on extinguishment of debt charges of $350.7 million ($1.00 per diluted share) related to SPGLP's January and August tender offers. After giving effect to these charges, the Company expects 2010 FFO per diluted share to be within a range of $4.90 to $4.95. Diluted net income is expected to be within a range of $2.03 to $2.08 per share.

        This guidance is a forward-looking statement and is subject to the risks and other factors described elsewhere in this release.

        The following table provides the reconciliation of the range of estimated diluted net income available to common stockholders per share to estimated diluted FFO per share and estimated diluted FFO per share to estimated diluted FFO as adjusted per share.

For the year ending December 31, 2010

	Low End	High End
Estimated diluted net income available to common stockholders per share	$2.03	$2.08
Depreciation and amortization including the Company's share of joint ventures	3.80	3.80
Gain upon acquisition of controlling interest, and on sale or disposal of assets and interests in unconsolidated entities	(0.92)	(0.92)
Impact of additional dilutive securities	(0.01)	(0.01)

Estimated diluted FFO per share	$4.90	$4.95
Charges in connection with January and August 2010 tender offers	1.00	1.00

Estimated diluted FFO as adjusted per share	$5.90	$5.95

Conference Call

        The Company will provide an online simulcast of its quarterly conference call at www.simon.com (Investors tab), www.earnings.com, and www.streetevents.com. To listen to the live call, please go to any of these websites at least fifteen minutes prior to the call to register, download and install any necessary audio software. The call will begin at 11:00 a.m. Eastern Time (New York time) today, November 1, 2010. An online replay will be available for approximately 90 days at www.simon.com, www.earnings.com, and www.streetevents.com. A fully searchable podcast of the conference call will also be available at www.REITcafe.com.

Supplemental Materials and Website

        The Company will publish a supplemental information package which will be available at www.simon.com in the Investors section, Financial Information tab. It will also be furnished to the SEC as part of a current report on Form 8-K. If you wish to receive a copy via mail or email, please call 800-461-3439.

        We routinely post important information for investors on our website, www.simon.com, in the "Investors" section. We intend to use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Non-GAAP Financial Measures

        This press release includes FFO, comparable property net operating income growth and other operating performance measures that are not recognized by or have been adjusted from financial performance measures defined by accounting principles generally accepted in the United States ("GAAP"). Reconciliations of these measures to the most directly comparable GAAP measures are included within this press release or the Company's supplemental information package that was included in this morning's Form 8-K. FFO and comparable property net operating income growth are financial performance measures widely used in the REIT industry.

Forward-Looking Statements

        Certain statements made in this press release may be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that our expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: the Company's ability to meet debt service requirements, the availability and terms of financing, changes in the Company's credit rating, changes in market rates of interest and foreign exchange rates for foreign currencies, changes in value of investments in foreign entities, the ability to hedge interest rate risk, risks associated with the acquisition, development, expansion, leasing and management of properties, general risks related to retail real estate, the liquidity of real estate investments, environ-mental liabilities, international, national, regional and local economic climates, changes in market rental rates, trends in the retail industry, relationships with anchor tenants, the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise, risks relating to joint venture properties, costs of common area maintenance, competitive market forces, risks related to international activities, insurance costs and coverage, terrorist activities, changes in economic and market conditions and maintenance of our status as a real estate investment trust. The Company discusses these and other risks and uncertainties under the heading "Risk Factors" in its annual and quarterly periodic reports filed with the SEC. The Company may update that discussion in its periodic reports, but otherwise the Company undertakes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

About Simon

        Simon Property Group, Inc. is an S&P 500 company and the largest real estate company in the U.S. The Company currently owns or has an interest in 393 retail real estate properties comprising 264 million square feet of gross leasable area in North America, Europe and Asia. Simon Property Group is headquartered in Indianapolis, Indiana and employs more than 5,000 people worldwide. The Company's common stock is publicly traded on the NYSE under the symbol SPG. For further information, visit the Simon Property Group website at www.simon.com.

SIMON
Consolidated Statements of Operations
Unaudited
(In thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2010	2009	2010	2009
REVENUE:
Minimum rent	$605,146	$570,100	$1,756,913	$1,709,147
Overage rent	26,265	19,806	53,953	45,799
Tenant reimbursements	274,013	268,611	785,634	784,905
Management fees and other revenues	29,980	29,988	86,897	90,694
Other income	43,871	36,427	154,515	116,491

Total revenue	979,275	924,932	2,837,912	2,747,036
EXPENSES:
Property operating	115,647	113,815	315,649	326,798
Depreciation and amortization	243,303	250,151	706,402	758,173
Real estate taxes	86,680	79,854	255,067	251,173
Repairs and maintenance	20,200	19,151	64,550	61,925
Advertising and promotion	21,435	23,226	62,553	61,555
(Recovery of) provision for credit losses	(3,096)	(745)	(2,060)	19,336
Home and regional office costs	28,640	26,899	72,699	79,732
General and administrative	5,170	4,509	15,909	13,867
Impairment charge	—	—	—	140,478	(A)
Transaction expenses	47,585	—	62,554	—
Other	15,917	15,895	44,412	52,908

Total operating expenses	581,481	532,755	1,597,735	1,765,945

OPERATING INCOME	397,794	392,177	1,240,177	981,091
Interest expense	(249,264)	(257,881)	(774,686)	(728,360)
Loss on extinguishment of debt	(185,063)	—	(350,688)	—
Income tax benefit of taxable REIT subsidiaries	249	238	557	2,904
Income from unconsolidated entities	22,533	4,655	50,729	15,694
Gain upon acquisition of controlling interest, and on sale or disposal of assets and interests in unconsolidated entities, net	294,283	—	320,349	—

CONSOLIDATED NET INCOME	280,532	139,189	486,438	271,329
Net income attributable to noncontrolling interests	49,074	27,103	88,158	60,177
Preferred dividends	834	6,539	5,779	19,597

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$230,624	$105,547	$392,501	$191,555

Basic Earnings Per Common Share:
Net income attributable to common stockholders	$0.79	$0.38	$1.35	$0.73

Percentage Change	107.9%		84.9%
Diluted Earnings Per Common Share:
Net income attributable to common stockholders	$0.79	$0.38	$1.35	$0.73

Percentage Change	107.9%		84.9%

SIMON
Consolidated Balance Sheets
Unaudited
(In thousands, except as noted)

	September 30, 2010	December 31, 2009
ASSETS:
Investment properties, at cost	$27,432,323	$25,336,189
Less—accumulated depreciation	7,468,070	7,004,534

	19,964,253	18,331,655
Cash and cash equivalents	1,011,574	3,957,718
Tenant receivables and accrued revenue, net	383,168	402,729
Investment in unconsolidated entities, at equity	1,412,207	1,468,577
Deferred costs and other assets	1,366,085	1,155,587
Note receivable from related party	651,000	632,000

Total assets	$24,788,287	$25,948,266

LIABILITIES:
Mortgages and other indebtedness	$17,485,466	$18,630,302
Accounts payable, accrued expenses, intangibles, and deferred revenues	984,240	987,530
Cash distributions and losses in partnerships and joint ventures, at equity	411,023	457,754
Other liabilities and accrued dividends	214,009	159,345

Total liabilities	19,094,738	20,234,931

Commitments and contingencies
Limited partners' preferred interest in the Operating Partnership and noncontrolling redeemable interests in properties	85,687	125,815
Series I 6% convertible perpetual preferred stock, 19,000,000 shares authorized, 0 and 8,091,155 issued and outstanding, respectively, at liquidation value	—	404,558
EQUITY:
Stockholders' equity:
Capital stock (850,000,000 total shares authorized, $.0001 par value, 238,000,000 shares of excess common stock, 100,000,000 authorized shares of preferred stock):
Series J 8 3/8% cumulative redeemable preferred stock, 1,000,000 shares authorized, 796,948 issued and outstanding, with a liquidation value of $39,847	45,458	45,704
Common stock, $.0001 par value, 511,990,000 shares authorized, 296,897,334 and 289,866,711 issued and outstanding, respectively	30	29
Class B common stock, $.0001 par value, 10,000 shares authorized, 8,000 issued and outstanding	—	—
Capital in excess of par value	8,051,544	7,547,959
Accumulated deficit	(3,099,689)	(2,955,671)
Accumulated other comprehensive loss	(25,851)	(3,088)
Common stock held in treasury at cost, 4,003,451 and 4,126,440 shares, respectively	(166,436)	(176,796)

Total stockholders' equity	4,805,056	4,458,137
Noncontrolling interests	802,806	724,825

Total equity	5,607,862	5,182,962

Total liabilities and equity	$24,788,287	$25,948,266

SIMON
Joint Venture Statements of Operations
Unaudited
(In thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2010	2009	2010	2009
Revenue:
Minimum rent	$478,869	$488,052	$1,457,987	$1,445,618
Overage rent	38,283	34,204	94,620	85,141
Tenant reimbursements	234,769	243,201	699,384	719,845
Other income	77,518	37,039	176,245	115,946

Total revenue	829,439	802,496	2,428,236	2,366,550
Operating Expenses:
Property operating	167,653	178,291	477,386	489,616
Depreciation and amortization	195,679	194,727	591,763	580,215
Real estate taxes	61,080	57,262	191,779	190,036
Repairs and maintenance	21,869	26,413	75,643	77,048
Advertising and promotion	13,027	16,005	43,250	44,936
(Recovery of) provision for credit losses	(721)	3,523	718	18,910
Other	50,507	43,487	155,688	131,680

Total operating expenses	509,094	519,708	1,536,227	1,532,441

Operating Income	320,345	282,788	892,009	834,109
Interest expense	(218,238)	(221,166)	(653,419)	(661,586)
Loss from unconsolidated entities	(327)	(3,170)	(1,368)	(2,383)
Gain on sale or disposal of assets and interests in unconsolidated entities, net	—	—	39,761	—

Net Income	$101,780	$58,452	$276,983	$170,140

Third-Party Investors' Share of Net Income	$66,542	$39,710	$170,231	$112,600

Our Share of Net Income	35,238	18,742	106,752	57,540
Amortization of excess investment(B)	(12,695)	(14,087)	(35,676)	(41,846)
Our share of gain on sale or disposal of assets and interests in unconsolidated entities, net	(10)	—	(20,347)	—

Income from Unconsolidated Entities, Net	$22,533	$4,655	$50,729	$15,694

 SIMON
Joint Venture Balance Sheets
Unaudited
(In thousands)

	September 30, 2010	December 31, 2009
Assets:
Investment properties, at cost	$21,120,220	$21,555,729
Less—accumulated depreciation	4,941,621	4,580,679

	16,178,599	16,975,050
Cash and cash equivalents	795,166	771,045
Tenant receivables and accrued revenue, net	339,448	364,968
Investment in unconsolidated entities, at equity	177,136	235,173
Deferred costs and other assets	535,925	477,223

Total assets	$18,026,274	$18,823,459

Liabilities and Partners' Equity:
Mortgages and other indebtedness	$15,862,783	$16,549,276
Accounts payable, accrued expenses, intangibles and deferred revenue	778,213	834,668
Other liabilities	921,254	920,596

Total liabilities	17,562,250	18,304,540
Preferred units	67,450	67,450
Partners' equity	396,574	451,469

Total liabilities and partners' equity	$18,026,274	$18,823,459

Our Share of:
Partners' equity	$235,502	$316,800
Add: Excess Investment(B)	765,682	694,023

Our net Investment in Joint Ventures	$1,001,184	$1,010,823

 SIMON
Footnotes to Financial Statements
Unaudited

Notes:

(A)
In the second quarter of 2009, the Company recorded a non-cash impairment charge of $140.5 million, representing the decline in the value of the Company's investment in Liberty International, PLC.

(B)
Excess investment represents the unamortized difference of the Company's investment over equity in the underlying net assets of the partnerships and joint ventures. The Company generally amortizes excess investment over the life of the related properties, typically no greater than 40 years, and the amortization is included in income from unconsolidated entities.

SIMON
Reconciliation of Non-GAAP Financial Measures(1)
Unaudited
(In thousands, except as noted)

Reconciliation of Consolidated Net Income to FFO and FFO as Adjusted

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2010	2009	2010	2009
Consolidated Net Income(2)(3)(4)(5)	$280,532	$139,189	$486,438	$271,329
Adjustments to Consolidated Net Income to Arrive at FFO:
Depreciation and amortization from consolidated properties	239,828	247,236	695,982	748,191
Simon's share of depreciation and amortization from unconsolidated entities	97,788	100,027	290,517	287,901
Gain upon acquisition of controlling interest, and on sale or disposal of assets and interests in unconsolidated entities, net	(294,283)	—	(320,349)	—
Net income attributable to noncontrolling interest holders in properties	(2,119)	(2,700)	(7,342)	(8,064)
Noncontrolling interests portion of depreciation and amortization	(1,911)	(2,017)	(5,888)	(6,253)
Preferred distributions and dividends	(1,313)	(8,662)	(7,616)	(30,050)

FFO of the Operating Partnership	318,522	473,073	$1,131,742	$1,263,054
Impairment charge	—	—	—	140,478
Loss on debt extinguishment	185,063	—	350,688	—

FFO as adjusted of the Operating Partnership	$503,585	$473,073	$1,482,430	$1,403,532

Per Share Reconciliation:
Diluted net income attributable to common stockholders per share	$0.79	$0.38	$1.35	$0.73
Adjustments to arrive at FFO:
Depreciation and amortization from consolidated properties and Simon's share of depreciation and amortization from unconsolidated entities, net of noncontrolling interests portion of depreciation and amortization	0.95	1.02	2.81	3.24
Gain upon acquisition of controlling interest, and on sale or disposal of assets and interests in unconsolidated entities, net	(0.84)	—	(0.92)	—
Impact of additional dilutive securities for FFO per share	—	(0.02)	(0.01)	(0.05)

Diluted FFO per share	$0.90	$1.38	$3.23	$3.92
Impairment charge	—	—	—	0.43
Loss on debt extinguishment	0.53	—	1.00	—

Diluted FFO as adjusted per share	$1.43	$1.38	$4.23	$4.35

Details for per share calculations:
FFO of the Operating Partnership	$318,522	$473,073	$1,131,742	$1,263,054
Adjustments for dilution calculation:
Impact of preferred stock and preferred unit conversions and option exercises(6)	—	6,857	3,676	20,612

Diluted FFO of the Operating Partnership	318,522	479,930	1,135,418	1,283,666
Diluted FFO allocable to unitholders	(53,505)	(79,349)	(188,608)	(223,818)

Diluted FFO allocable to common stockholders	$265,017	$400,581	$946,810	$1,059,848

Basic weighted average shares outstanding	292,830	281,430	290,451	261,355
Adjustments for dilution calculation:
Effect of stock options	259	337	288	291
Effect of contingently issuable shares from stock dividends	—	707	—	1,261
Impact of Series C preferred unit conversion	—	40	—	61
Impact of Series I preferred unit conversion	—	1,269	318	1,253
Impact of Series I preferred stock conversion	—	6,394	2,339	6,287

Diluted weighted average shares outstanding	293,089	290,177	293,396	270,508
Weighted average limited partnership units outstanding	59,173	57,480	58,446	57,126

Diluted weighted average shares and units outstanding	352,262	347,657	351,842	327,634

Basic FFO per share	$0.90	$1.40	$3.24	$3.97
Percent Change	-35.7%		-18.4%
Diluted FFO per share	$0.90	$1.38	$3.23	$3.92
Percent Change	-34.8%		-17.6%
Diluted FFO as adjusted per share	$1.43	$1.38	$4.23	$4.35
Percent Change	3.6%		-2.8%

SIMON
Footnotes to Reconciliation of Non-GAAP Financial Measures
Unaudited

Notes:

(1)
This report contains measures of financial or operating performance that are not specifically defined by accounting principles generally accepted in the United States ("GAAP"), including funds from operations ("FFO"), FFO as adjusted, FFO per share, FFO as adjusted per share and estimated diluted FFO as adjusted per share. FFO is a performance measure that is standard in the REIT business. We believe FFO provides investors with additional information concerning our operating performance and a basis to compare our performance with those of other REITs. We also use these measures internally to monitor the operating performance of our portfolio. As adjusted measures exclude the effect of certain non-cash impairment and debt-related charges. We believe these measures provide investors with a basis to compare our current operating performance with previous periods in which we did not have those charges. Our computation of these non-GAAP measures may not be the same as similar measures reported by other REITs.

The Company determines FFO based upon the definition set forth by the National Association of Real Estate Investment Trusts ("NAREIT"). The Company determines FFO to be our share of consolidated net income computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding gains and losses from the sales of previously depreciated operating properties, plus the allocable portion of FFO of unconsolidated joint ventures based upon economic ownership interest, and all determined on a consistent basis in accordance with GAAP.

The Company has adopted NAREIT's clarification of the definition of FFO that requires it to include the effects of nonrecurring items not classified as extraordinary, cumulative effect of accounting changes, or a gain or loss resulting from the sale of previously depreciated operating properties. We include in FFO gains and losses realized from the sale of land, outlot buildings, marketable and non-marketable securities, and investment holdings of non-retail real estate. However, you should understand that FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income determined in accordance with GAAP as a measure of operating performance, and is not an alternative to cash flows as a measure of liquidity.

(2)
Includes the Company's share of gains on land sales of $1.0 million for the three months ended September 30, 2010, and $4.1 million and $2.2 million for the nine months ended September 30, 2010 and 2009, respectively.

(3)
Includes the Company's share of straight-line adjustments to minimum rent of $9.7 million and $7.8 million for the three months ended September 30, 2010 and 2009, respectively and $23.8 million and $25.3 million for the nine months ended September 30, 2010 and 2009, respectively.

(4)
Includes the Company's share of the amortization of fair market value of leases from acquisitions of $5.0 million and $5.7 million for the three months ended September 30, 2010 and 2009, respectively and $14.8 million and $19.0 million for the nine months ended September 30, 2010 and 2009, respectively.

(5)
Includes the Company's share of debt premium amortization of $3.0 million and $3.5 million for the three months ended September 30, 2010 and 2009, respectively and $9.4 million and $10.8 million for the nine months ended September 30, 2010 and 2009, respectively.

(6)
Includes dividends and distributions of Series I preferred stock and Series C and Series I preferred units. All outstanding Series C preferred units were redeemed in August 2009 and all outstanding shares of Series I preferred stock and Series I preferred units were redeemed on April 16, 2010.

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  Exhibit 99.2
SIMON PROPERTY GROUP REPORTS THIRD QUARTER RESULTS AND ANNOUNCES 33% INCREASE IN QUARTERLY DIVIDEND FROM $0.60 to $0.80 PER SHARE
SIMON Consolidated Balance Sheets Unaudited (In thousands, except as noted)
SIMON Joint Venture Statements of Operations Unaudited (In thousands)
SIMON Joint Venture Balance Sheets Unaudited (In thousands)
SIMON Footnotes to Financial Statements Unaudited